Exhibit 1.1
Aspen Insurance Holdings Limited
Class A Ordinary Shares
__________
Underwriting Agreement
[ ò ], 2025
Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.
Jefferies LLC
As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022
Ladies and Gentlemen:
The shareholders of Aspen Insurance Holdings Limited, a Bermuda exempted company limited by shares (the “Company”), named in Schedule II hereto (the “Selling Shareholders”) propose, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [ ò ] Class A ordinary shares, par value $0.001 per share (the “Ordinary Shares”), of the Company (the “Firm Shares”) and, at the election of the Underwriters, up to an additional [ ò ] Ordinary Shares (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”
1.    (a)    The Company represents and warrants to, and agrees with, each of the Underwriters that:
(i)    A registration statement on Form F-1 (File No. 333-276163) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the number of Ordinary Shares included in or the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the

Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act and listed on Schedule III(c) hereto is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
(ii)    (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Act and the applicable rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the (x) information furnished to the Company by such Underwriter through the Representatives expressly for use therein (the “Underwriter Information”), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in each case contained in the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus furnished on behalf of each Underwriter: the second, third and fourth sentences appearing in the fifth paragraph under the caption “Underwriting (Conflicts of Interest),” and the information contained in the eighth, tenth, eleventh and twelfth paragraph under the caption “Underwriting (Conflicts of Interest)” or (y) information furnished to the Company by a Selling Shareholder expressly for use therein, it being understood and agreed that such information solely consists of the legal name and address of such Selling Shareholder and the number of Shares beneficially owned by such Selling Shareholder before and after the offering contemplated hereby and the other information with respect to such

Selling Shareholder (other than percentages) that appears in the table and the corresponding footnotes as set forth under the caption “Principal and Selling Shareholders” in each case contained in the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus (with respect to each Selling Shareholder, the “Selling Shareholder Information”);
(iii)    For the purposes of this Agreement, the “Applicable Time” is [ ò ]:[ ò ] [p.m.], New York City time on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) hereof) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Pricing Disclosure Package, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto and each Written Testing-the-Waters Communication listed on Schedule III(c) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus and each such Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Shareholder Information;
(iv)     No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement;
(v)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the applicable rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, with respect to the Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Shareholder Information;
(vi)    The Company is a “foreign private issuer,” as such term is defined in Rule 405 under the Act;
(vii)    Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement

(whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus and except as disclosed in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of share options, or the award, if any, of share options or restricted shares or restricted share units (“RSUs”) that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of Ordinary Shares upon conversion of securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in (i) the condition, financial or otherwise, or in the earnings, results of operations, business affairs, shareholders’ equity or business prospects of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus or the Pricing Disclosure Package, or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated in the Pricing Prospectus and the Pricing Disclosure Package;
(viii)    Neither the Company nor any of its Significant Subsidiaries (as defined below) hold direct title to any real property; all of the leases, subleases and licenses under which the Company or any of its Significant Subsidiaries holds real properties described in the Pricing Disclosure Package and the Prospectus are in full force and effect, and neither the Company nor any Significant Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Significant Subsidiary under any of the leases, subleases or licenses mentioned above, or affecting or questioning the rights of the Company or such Significant Subsidiary to the continued possession of the leased, subleased or licensed premises under any such lease or sublease, except where the failure to have such leases in full force and effect or the failure to have any such notice of any such claim would not, individually or in the aggregate, result in a Material Adverse Effect;
(ix)    Each of the Company and each of its Significant Subsidiaries has been (i) duly incorporated or organized and is validly existing as a company, corporation or an exempted company, as applicable, in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in each case, where the failure to be so qualified or in good standing would not result in a Material Adverse Effect; and none of the Company’s subsidiaries, other than Aspen Insurance UK Limited (“Aspen U.K.”), Aspen Bermuda Limited (“Aspen Bermuda”), Aspen (UK) Holdings Limited, Aspen American Insurance Company (“AAIC”), Aspen Specialty Insurance Company and Aspen Underwriting Limited, is a Significant Subsidiary (as defined in Rule 1-02(w) of Regulation S-X under the Act, a “Significant Subsidiary”) of the Company;

(x)    The Company has an authorized share capital as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued shares of the Company, including the Shares to be sold by the Selling Shareholders, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of share capital contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Pricing Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;
(xi)    The compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) the certificate of incorporation, memorandum of association, articles of association, bye-laws, by-laws or other organizational document, as amended (any such document, a “Constitutional Document”), as the case may be of the Company or any of its subsidiaries, (B) any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (C) any statute or any order, rule or regulation of any court or governmental agency or body, any stock exchange authority or any other regulatory authority, including, for the avoidance of doubt, the Bermuda Monetary Authority (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of the foregoing clauses (B) and (C), as would not, individually or in the aggregate, result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any Governmental Agency (hereinafter referred to as the “Governmental Authorizations”) is required for the sale of the Shares by the Selling Shareholders or the consummation by the Company of the transactions contemplated by this Agreement, except (A) such Governmental Authorizations as have been duly obtained and are in full force and effect, (B) such Governmental Authorizations as may be required under state securities laws, or “Blue Sky” laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Shares by or for the respective accounts of the Underwriters, (C) the approval for listing of the Shares on The New York Stock Exchange (the “Exchange”), and (D) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements;
(xii)    Neither the Company nor any of its Significant Subsidiaries is (A) in violation of any of its Constitutional Documents, (B) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (B) and (C), for any such violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(xiii)    Except as disclosed in the Pricing Disclosure Package and the Prospectus, no stamp or other issuance or transfer taxes or duties, including penalties and interest and additions thereto (“Stamp Taxes”) are payable by or on behalf of any Underwriter to Bermuda or any other jurisdiction in which the Company is organized or incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes, or any political subdivision or taxing authority thereof or therein, or any jurisdiction from or through which payment or delivery to or for the benefit of the Underwriters is made or deemed to be made by or on behalf of the Company under this Agreement (“Relevant Taxing Jurisdiction”), to the extent arising solely from (A) the execution, delivery or consummation of this Agreement, (B) the sale and delivery of the Shares to or for the respective accounts of the Underwriters or (C) the sale and delivery outside Bermuda by the Underwriters of the Shares pursuant to the terms of this Agreement. The Company will pay and will indemnify and hold harmless the Underwriters against any Stamp Taxes imposed by a Relevant Taxing Jurisdiction to the extent arising solely from the foregoing (excluding any such Stamp Taxes which arise solely as a result of any written instrument of transfer which effect the sale and delivery of the Shares being executed in, or brought to, the United Kingdom by an Underwriter). In the event any taxes imposed by a Relevant Taxing Jurisdiction are required to be deducted or withheld from actual or deemed payments to the Underwriters by or on behalf of the Company under this Agreement, the Company will pay the Underwriters such additional amounts (and indemnify the Underwriters with respect to any such additional amounts if the liability for such deduction or withholding is assessed directly against the Underwriters) as are necessary in order to ensure that the net amounts received by the Underwriters after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.
(xiv)    Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company has no knowledge of any threatened or pending downgrading of the rating accorded to the securities of the Company or the financial strength or claims-paying ability of the Company or any of the Significant Subsidiaries, as the case may be, by A.M. Best Company, Inc. (“A.M. Best”), Standard & Poor’s Ratings Services, a division of S&P Global Inc. (“S&P”), or Moody’s Investor Service, Inc. (“Moody’s” and, collectively with A.M. Best and S&P, the “Ratings Agencies” and, individually, a “Rating Agency”). To the best of the Company’s knowledge, the Ratings Agencies are the only “nationally recognized statistical rating organizations,” as that term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which currently rate the securities of the Company or the financial strength or claims-paying ability of the Company or any of the Significant Subsidiaries;
(xv)    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Shares, under the caption “Underwriting (Conflicts of Interest),” insofar as they purport to describe the provisions of the laws and regulations, and under the caption “Certain Tax Considerations” insofar as they purport to describe provisions of the laws and regulations with respect thereto and documents referred to therein, are accurate, complete and fair in all material respects;
(xvi)    Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others; there are no current or pending legal or governmental proceedings that are required under the Act to be described in the Registration Statement or the Pricing Disclosure Package that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Pricing Disclosure Package that are not so filed as exhibits to the Registration Statement or described in the Registration Statement or the Pricing Disclosure Package;
(xvii)    The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;
(xviii)    At the time of filing the Initial Registration Statement, and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;
(xix)    Each of the Significant Subsidiaries that is an insurance brokerage company, insurer or reinsurer, as the case may be, is duly licensed under the insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) of each jurisdiction in which the conduct of its existing business as described in the Pricing Disclosure Package and the Prospectus requires such licensing, except for such jurisdictions in which the failure to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company and the Significant Subsidiaries has made all required filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required, except for such jurisdictions in which the failure to make such filings would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Company and the Significant Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, licenses, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Pricing Disclosure Package and the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; none of the Company or the Significant Subsidiaries has received any notification from any insurance regulatory authority or other governmental authority in the United States, Bermuda, the United Kingdom or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company or the Significant Subsidiaries to conduct its existing business as described in the Pricing Disclosure Package and the Prospectus, except for any such notification received where the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, result in a Material Adverse Effect; and except as otherwise described in the Pricing Disclosure Package and the Prospectus, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of the Significant Subsidiaries;
(xx)    Each of the Company and the Significant Subsidiaries, taken as a whole, maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”) and (iii) is designed to provide reasonable assurance (A) that transactions are executed in accordance with management’s general or specific authorization, (B) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to accurately and fairly reflect the transactions and dispositions of the assets of the Company, (C) that access to assets is permitted only in accordance with management’s general or specific authorization and (D) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements; and except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;
(xxi)     Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
(xxii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
(xxiii)    Each of the Company and the Significant Subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure, individually or in the aggregate, to file such return, report, document or information would not result in a Material Adverse Effect; and each of the Company and the Significant Subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws of the United States and the various states thereof, Bermuda, the United Kingdom and each other jurisdiction applicable thereto, except where the failure to so maintain its books and records or be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect;

(xxiv)     (A) From February 15, 2019, any tax returns required to be filed by the Company or any of its current subsidiaries, other than Aspen Specialty Insurance Company, Aspen U.K. and Aspen Insurance UK Services Limited (the “Excluded Subsidiaries”), in any jurisdiction have been accurately prepared and timely filed (taking into account any valid extensions that have been obtained), and any taxes, including any payroll taxes, withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided and (B) to the Company’s knowledge, any tax returns required to be filed by any Excluded Subsidiary in any jurisdiction have been accurately prepared and timely filed and any taxes, including any payroll taxes, withholding taxes, excise taxes, franchise taxes and similar fees, sales taxes, use taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from an Excluded Subsidiary have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided, in either case with respect to the foregoing clauses (A) and (B), (1) except to the extent that the failure to so file or pay would not result in a Material Adverse Effect and (2) other than those tax returns that would be required to be filed or taxes that would be payable by the Company or any of its current subsidiaries if (a) any of them that is treated as a U.S. corporation was characterized as a “personal holding company” as defined in Section 542 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (b) any of them other than Aspen Specialty Insurance Management, Inc., Aspen Specialty Insurance Company, Aspen U.S. Holdings, Inc., Aspen Insurance U.S. Services Inc., Aspen Re America, Inc., Aspen Specialty Insurance Solutions LLC (“ASIS”) and AAIC (collectively, the “U.S. Subsidiaries”), Aspen U.K. and Aspen Underwriting Limited was characterized as engaged in a U.S. trade or business, and (c) to the extent disclosed in the Pricing Disclosure Package and the Prospectus, any of them other than Aspen U.K., Aspen (UK) Holdings Limited, Aspen Insurance UK Services Limited, Aspen Managing Agency Limited, Aspen Underwriting Limited, Aspen Risk Management Limited, Aspen (US) Holdings Limited, Aspen UK Syndicate Services Limited (formerly APJ Services Limited) and Aspen European Holdings (collectively, the “U.K. Subsidiaries”) was characterized as resident, managed and controlled or carrying on a trade through a permanent establishment, branch or agency in the United Kingdom for United Kingdom tax purposes; no deficiency assessment with respect to a proposed adjustment of the Company’s or any of its subsidiaries’ taxes is pending or, to the best of the Company’s knowledge, threatened; and there is no tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries, in either case, which would have a Material Adverse Effect;
(xxv)    Based upon and subject to the assumptions and qualifications set forth in the Pricing Disclosure Package and the Prospectus, (A) except for the U.S. Subsidiaries, Aspen U.K. and Aspen Underwriting Limited, the Company expects that neither the Company nor any of its subsidiaries currently, or upon the sale of the Shares contemplated hereby will be, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code; (B) the Company believes that it should not be treated as a “passive foreign investment company” as defined in Section 1297 of the Code in the current taxable year or for any taxable year in the foreseeable future; (C) the Company believes that none of its U.S. subsidiaries were since February

15, 2019, and expects that none of its U.S. subsidiaries are currently, or upon the sale of the Shares contemplated hereby will be, characterized as a “personal holding company” as defined in Section 542 of the Code; and (D) the Company believes either or both: (i) less than 20% of the total combined voting power of all classes of stock of each of Aspen U.K. and Aspen Bermuda entitled to vote and less than 20% of the total value of each of Aspen U.K. and Aspen Bermuda is owned (directly or indirectly) by persons who are (directly or indirectly) insured under any policy of insurance or reinsurance issued by Aspen U.K. or Aspen Bermuda, as applicable, or who are related persons to any such person, in the current taxable year or for any taxable year in the foreseeable future, or (ii) that each of Aspen U.K.’s or Aspen Bermuda’s gross “related person insurance income” (as defined in Section 953 of the Code) will not equal or exceed 20% of each of Aspen U.K.’s or Aspen Bermuda’s gross insurance income in the current taxable year or for any taxable year in the foreseeable future;
(xxvi)    Each of the Company and Aspen Bermuda have received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda that in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, other than any tax imposed in consequence of the Corporate Income Tax Act 2023, then the imposition of any such tax shall not be applicable to the Company and Aspen Bermuda or to any of their operations or their shares, debentures or other obligations, until March 31, 2035, and the Company has not received any notification to the effect that such assurance may be revoked or otherwise not honored by the Bermuda government;
(xxvii)    Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company and each of its current subsidiaries is solely resident for tax purposes in its jurisdiction of incorporation. Under the current laws of Bermuda, all dividends and other distributions declared and payable on the Shares in cash may be freely remitted out of Bermuda and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in Bermuda and all such dividends and other distributions paid by the Company will not be subject to withholding in respect of tax under the current laws and regulations of Bermuda (save for any income tax that may be payable by the recipient of a distribution who is resident in Bermuda);
(xxviii)    Ernst & Young Ltd., who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder; Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, was, at the time it certified such financial statements, an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;
(xxix)    The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act as a “Foreign Private Issuer” and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system.;
(xxx)    This Agreement has been duly authorized, executed and delivered by the Company;

(xxxi)    Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any directors, officers, employees, agents or third parties acting on behalf of the Company or any of its subsidiaries has: (i) made any unlawful contribution, gift or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment or otherwise unlawfully provided anything of value to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)) or domestic government official; or (iii) taken any other action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the FCPA, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.K. Bribery Act 2010 or the Bribery Act 2016 of Bermuda, each as may be amended, or any other applicable anti-corruption or anti-bribery laws of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith;
(xxxii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements and the anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, including the Currency and Foreign Transactions Reporting Act of 1970, as amended (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;
(xxxiii) None of the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee or agent of the Company or any of its subsidiaries (i) is, or is 50% or more controlled or owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject or target of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, the European Union, or a member state of the European Union (including sanctions administered or enforced by His Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject or target of comprehensive Sanctions (as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”)), or (iii) is the government of a Sanctioned Country or the Government of Venezuela. Neither the Company nor any of its subsidiaries is engaged in nor has engaged in any dealings or transactions prohibited by Sanctions in the preceding five years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in violation of applicable Sanctions;

(xxxiv) The interactive data in eXtensible Business Reporting Language included in the Registration Statement, Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(xxxv)    The audited consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, said consolidated financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, present fairly, in all material respects, in accordance with GAAP, the information required to be stated therein. The summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;
(xxxvi)    The Company and each of its subsidiaries (i) own or otherwise possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, domain names, copyrights and registrations and applications thereof, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and other intellectual property) necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect, (ii) to the knowledge of the Company, do not, through the conduct of their respective businesses, infringe, violate or conflict with any such right of others and (iii) have not received any written notice of any claim of infringement, violation or conflict with, any such rights of others;
(xxxvii)    Except as would not, individually or in the aggregate, reasonably be expected, to have a Material Adverse Effect, the Company’s and its Significant Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned, controlled or used by them in connection with their respective business (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Significant Subsidiaries as currently conducted, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, back doors and drop-dead devices, malware and other corruptants, including software and hardware components that are designed to interrupt the use of, or permit access to, or disable, damage or erase any of the IT Systems. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Significant Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all “personal data” as defined by the EU General Data Protection Regulations (GDPR) (EU 2016 679) and any personal, personally identifiable, household, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without any loss of data, material cost or liability or the duty to notify any other person, nor are there any incidents under internal review or investigations relating to the same. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Significant Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations, in each case relating to the privacy and security of IT Systems and the processing of Personal Data and to the privacy, security and protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification (the “Data Protection Obligations”). Except as would not reasonably be expected to have a Material Adverse Effect, (A) neither the Company nor any of its Significant Subsidiaries have received written notice of, or complaint regarding non-compliance by the Company or any of its Significant Subsidiaries with any Data Protection Obligations and (B) there is no pending, or to the Company’s knowledge, threatened action, suit, investigation, complaint or proceeding against the Company or any of its Significant Subsidiaries by or before any court or governmental agency, authority or body or any other party, alleging non-compliance with Data Protection Obligations by the Company or any of its Significant Subsidiaries;
(xxxviii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;
(xxxix) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects;
(xl) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xli) Neither the Company nor any of its controlled affiliates has taken or will take, directly or indirectly, any action that is designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares;
(xlii) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in any case, would, singly or in the aggregate, result in a Material Adverse Effect.
(xliii)    (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations in all material respects, including, but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA; (iv) none of the Company or any member of the “Controlled Group” has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur with respect to any Plan; and (vi) there is no pending audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Agency or any non-U.S. regulatory agency with respect to any Plan. Except as would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect, there has not occurred nor is there reasonably likely to occur a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or any of its subsidiaries in the current fiscal year of the Company and such subsidiaries compared to the amount of such contributions made in the Company’s and such subsidiaries’ most recently completed fiscal year. None of the Company or any of its subsidiaries have or have had any “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) with respect to any Plan or otherwise;
(b)    Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:
(i)    All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(ii)    The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with this Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (B) result in any violation of the provisions of the partnership agreement of such Selling Shareholder (or similar applicable organizational document); or (C) result in the violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its subsidiaries or any property or assets of such Selling Shareholder except, in the case of the foregoing clauses (A) and (C), for such conflicts, breaches or violations as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Shareholder’s ability to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder, except (x) the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or the rules of the Exchange in connection with the purchase and distribution of the Shares by the Underwriters or (y) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a material adverse effect on such Selling Shareholder’s ability to consummate the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder;
(iii)    Such Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4(a) hereof) such Selling Shareholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (“UCC”) in respect of, the Shares to be sold by such Selling Shareholder hereunder at such Time of Delivery; at the Time of Delivery, such Shares will be, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;
(iv)    If the Shares held by a Selling Shareholder are represented in book entry format, upon payment for the Shares to be sold by such Selling Shareholder, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC)), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares, and (C) an action based on an “adverse claim,” within the meaning of Section 8-102 of the UCC, to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be successfully asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its Constitutional Documents and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;
(v)    On or prior to the date of the Pricing Prospectus, such Selling Shareholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto.
(vi)    Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares;
(vii)    To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Shareholder Information, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
(viii)    In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Code with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery (as defined in Section 4(a) hereof) a properly completed and executed United States Internal Revenue Service Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) or an applicable United States Internal Revenue Service Form W-8, in each case, establishing a complete exemption from U.S. backup withholding tax;
(ix) In the event any taxes imposed by any jurisdiction in which such Selling Shareholder that is a natural person is citizen or resident for tax purposes, or in which such Selling Shareholder that is not a natural person is organized or otherwise resident or engaged in business for tax purposes, or any political subdivision or taxing authority thereof or therein, or any jurisdiction from or through which payment or delivery to or for the benefit of the Underwriters is made or deemed to be made by or on behalf of such Selling Shareholder under this Agreement are required to be deducted or withheld from actual or deemed payments to the Underwriters, such Selling Shareholder will pay the Underwriters such additional amounts (and indemnify the Underwriters with respect to any such additional amounts if the liability for such deduction or withholding is assessed directly against the Underwriters) as are necessary in order to ensure that the net amounts received by the Underwriters after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction had been made; provided that no such additional amounts (or indemnity payments) shall be required in respect of any such taxes that (i) would not have been imposed but for any connection of the Underwriter with the applicable jurisdiction imposing such tax (other than a connection arising pursuant to this Agreement, including as a result of the execution and delivery of, or performance of, its obligations under this Agreement or receipt of any payments or enforcement of rights hereunder), (ii) would not have been imposed (or would have been imposed at a lower rate) but for any failure of the Underwriter to provide any documentation permitting such payments to be made without withholding (or at a reduced rate of withholding) that are reasonably requested by the payor and that the Underwriter is legally eligible to provide, (iii) are U.S. federal withholding taxes imposed on amounts payable to or for the account of any Underwriter pursuant to applicable law in effect on the date hereof, (iv) are imposed pursuant to Sections 1471 through 1474 of the Code as of the date hereof (or any amended or successor version of such sections that is substantively comparable) or any laws, Treasury Regulations, other official administrative guidance or intergovernmental agreements, treaty or governmental convention implementing such sections, and any interest, additions to such taxes or penalties in respect of any such taxes described in clauses (i) through (iv) above;
(x)    Such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any Sanctioned Person or in any Sanctioned Country, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Money Laundering Laws or any applicable anti-corruption laws;
(xi)    Such Selling Shareholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement; and
(xii)    No consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Act, the regulations thereunder, the rules of the Exchange, state securities laws or the rules of FINRA.
2.    Subject to the terms and conditions herein set forth, (a) each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at a purchase price per share of $[ ò ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter from all of the Selling Shareholders hereunder as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise their election to purchase Optional Shares as provided below, the Selling Shareholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase from each Selling Shareholder as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase from each Selling Shareholder hereunder.
The Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [ ò ] Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by all Selling Shareholders as set forth in Schedule II hereto in proportion to the maximum number of Optional Shares to be sold by each Selling Shareholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Selling Shareholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Company and the Selling Shareholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
3.    Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.
4.    (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Selling Shareholders to the Representatives, through the facilities of the DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by each Selling Shareholder to the Representatives at least forty-eight hours in advance. The Company and the Selling Shareholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [ ò ], 2025 or such other time and date as the Representatives, the Company and the Selling Shareholders may agree upon in writing and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Shareholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof will be delivered electronically or at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC at the Designated Office, all at such Time of Delivery. A meeting will be held telephonically or at the Closing Location at [ ò ] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.
5.    The Company agrees with each of the Underwriters:
(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening in writing of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
(b)    Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the

Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required) or subject itself to taxation in any jurisdiction in which it was not otherwise subject to taxation;
(c)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
(d)    To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with EDGAR), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
(e)    (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), or (iii) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of any two of the Representatives; provided that the Company shall provide each of the Representatives prior written notice informing them of any proposed transfer or disposal;
The restrictions described above do not apply to (i) the offer, sale and disposition of the Ordinary Shares hereunder, (ii) the issuance of Ordinary Shares or securities convertible into or exercisable for Ordinary Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case described in the Pricing Disclosure Package and the Prospectus; (iii) grants of share options, share awards, restricted shares, RSUs, or other equity awards and the issuance of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares (whether upon the exercise of share options or otherwise) to the Company’s employees, officers, directors, advisors or consultants pursuant to the terms of an equity compensation plan, employee share purchase plan or share incentive plan in effect as of the Time of Delivery and/or described in the Pricing Disclosure Package and the Prospectus; (iv) the issuance by the Company of Ordinary Shares or securities convertible into, exchangeable for or representing the right to receive Ordinary Shares in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with any such acquisition; provided that the aggregate number of Ordinary Shares that the Company may sell or issue pursuant to clause (iv) shall not exceed 10% of the total number of Ordinary Shares of the Company outstanding immediately following the completion of the transactions contemplated by this Agreement; and, provided, further, that in the case of clause (iv) each recipient of such securities shall execute and deliver to the Representatives, on or prior to the issuance of such securities, a lock-up agreement substantially to the effect as set forth in Annex II hereto; or (v) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction. For the avoidance of doubt, nothing contained in this Section 5(e) shall prohibit or in any way restrict, or be deemed to prohibit or in any way restrict, the Company from undertaking and consummating the Pre-IPO Transaction (as defined in the Pricing Disclosure Package and the Prospectus) and as described in the Pricing Disclosure Package and the Prospectus.
(ii) If any two of the Representatives, in their discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 8(k) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;
(f)    During a period of two years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail (to the extent published by the Company), which in each case may be satisfied by filing with EDGAR;
    (g)    During a period of two years from the effective date of the Registration Statement and only so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission) (which in each case may be satisfied by filing with EDGAR);
(h)    To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Exchange;
(i)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement (or other applicable EDGAR filing deadline), and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a); and
(j)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s applicable trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred or sublicensed and terminates immediately upon the completion of the distribution of the Shares by any such Underwriter.
6.    (a)    The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;
(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)     The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;
(d)    The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;
(e)    Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act.
7.    The Company and each of the Selling Shareholders covenant and agree with one another and with the several Underwriters that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company’s counsel, outside advisers and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (c) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (d) all fees and expenses in connection with listing the Shares on the Exchange; (e) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares which fees, together with any fees incurred under clause (c) of this Section 7, shall not exceed $50,000; (f) the cost of preparing stock certificates; (g) the cost and charges of any transfer agent or registrar; (h) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section; and (i) all costs and expenses of the Selling Shareholders incident to the performance of such Selling Shareholder’s obligations hereunder, including (1) any fees and expenses of counsel for such Selling Shareholder, and (2) all expenses and, except as provided in the following sentence, any Stamp Taxes on or in connection with (x) the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder and (y) the execution, delivery and performance by the Company, the Selling Shareholders or the Underwriters of this Agreement (excluding, in the case of each of (x) and (y), any such Stamp Taxes which arise solely as a result of any written instrument of transfer which effects the sale and delivery of the Shares hereunder being executed in, or brought to, the United Kingdom). In connection with clause (i)(2) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax and file any related return(s), and the Company agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated; provided that the Representatives shall promptly and diligently pursue any available rebate thereof and deliver any such rebate to the Company promptly upon receipt. Except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes and any other Stamp Taxes on resale of any of the Shares by them other than pursuant to the terms of this Agreement, and any advertising expenses connected with any offers they may make. Nothing in this Section 7 shall affect any agreement that the Company and the Selling Shareholders may make for the sharing of any costs and expenses related to the matters covered by this Section 7.
8.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:
(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
(b)    Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Sidley Austin LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you;
(d)    Walkers (Bermuda) Limited, Bermuda counsel for the Company, and Walkers (Cayman) LLP, Cayman counsel for the Selling Shareholders, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you;
(e)    Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Selling Shareholders, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you;
(f)    On the date of the Prospectus at a time prior to or contemporaneously with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of Ernst & Young Ltd. and Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;
(g)    (i) Neither the Company nor any of its subsidiaries, taken as a whole, shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and except as disclosed in the Pricing Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the condition, financial or otherwise, or in the earnings, results of operations, business affairs, shareholders’ equity or business prospects of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(h)    On or after the Applicable Time through such Time of Delivery (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities, preferred stock or the Company’s financial strength or claims paying ability by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, preferred stock or the Company’s financial strength or claims paying ability;
(i)    On or after the Applicable Time through such Time of Delivery there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the Nasdaq Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;
(j)    The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;
(k)    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from all executive officers and directors of the Company and the parties listed on Schedule IV hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;
(l)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and
(m)    The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers or an authorized person of the Company and of the Selling Shareholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section 8.
(n)    The Company shall have furnished or caused to be furnished to you at the date of this Agreement and the Time of Delivery a certificate of the Chief Financial Officer of the Company, dated the date hereof and the Time of Delivery, in form and substance satisfactory to you;
9.    (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses documented and reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the

Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any “roadshow” or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information or Selling Shareholder Information.
(b)    Each of the Selling Shareholders, severally and not jointly, will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Shareholder Information provided by such Selling Shareholder, it being understood and agreed that only such information furnished by any Selling Shareholder consists of the Selling Shareholder Information related to such Selling Shareholder; and will reimburse each Underwriter or the Company for any legal or other expenses documented and reasonably incurred by such Underwriter or the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and provided, further, that any liability under this paragraph (b) of each Selling Shareholder shall in no event exceed an amount equal to the net proceeds (exclusive of expenses) received by the Selling Shareholder from the Shares sold by such Selling Shareholder pursuant to this Agreement.
(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters

Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Shareholder for any legal or other expenses documented and reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.
(d)    Promptly after receipt by an indemnified party under subsection (a), (b), or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the net proceeds (exclusive of expenses) received by the Selling Shareholder from the Shares sold by such Selling Shareholder pursuant to this Agreement exceeds any damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Shareholders’ obligations under this Section 9 to contribute are several in proportion to their respective aggregate net proceeds (exclusive of expenses) received by the Selling Shareholder from the Shares sold by such Selling Shareholder pursuant to this Agreement and not joint.
(f)    The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.
10.    (a)    If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes that the Company determines may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
11.    The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the several Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.
12.    If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Shareholders as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than due to a termination of this Agreement by the Representatives pursuant to clauses (i), (iii), (iv) or (v) of Section 8(i) hereof), the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
13.    In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., and Jefferies LLC on behalf of you as the Representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Selling Shareholders for such Selling Shareholder.
In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Facsimile: (646) 291-1469, Attention: General Counsel, and Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any shareholder that has delivered a lock-up letter described in Section 8(k) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ questionnaire or telex constituting such questionnaire, which address will be supplied to the Company or the Selling Shareholders by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Facsimile: (646) 291-1469, Attention: General Counsel, and Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
16.    The Company and the Selling Shareholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholders on other matters) or any other obligation to the Company or the Selling Shareholders except the obligations expressly set forth in this Agreement, (iv) the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.
17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.
18.    This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company and each Selling Shareholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Shareholder agree to submit to the jurisdiction of, and to venue in, such courts.
19.    The Company, each Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
21.    Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
22. Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c) As used in this section:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Aspen Insurance Holdings Limited

By:

Name:
Title:

AP Highlands Holdings, L.P.

By: AP Highlands Holdings (GP), LLC, its general partner

By:

Name:
Title:

AP Highlands Co-Invest, L.P.

By: Apollo Advisors IX (EH), L.P., its general partner

By: Apollo Advisors IX (EH-GP), LLC, its general partner

By:

Name:
Title:
[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Goldman Sachs & Co. LLC

By:

Name:
Title:

Citigroup Global Markets Inc.

By:

Name:
Title:

Jefferies LLC

By:

Name:
Title:

On behalf of each of the Underwriters
[Signature Page to Underwriting Agreement]

SCHEDULE I
Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.
Jefferies LLC
Apollo Global Securities, LLC
BMO Capital Markets Corp.
Deutsche Bank Securities Inc.
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
Citizens JMP Securities, LLC
Dowling & Partners Securities, LLC
Natixis Securities Americas LLC
Piper Sandler & Co
Raymond James & Associates, Inc.
Academy Securities, Inc.
Siebert Williams Shank & Co., LLC

Total
Schedule I-1

SCHEDULE II
	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised

AP Highlands Holdings, L.P.(a):

AP Highlands Co-Invest, L.P. (a):

Total
_______
(a)    This Selling Shareholder is represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019.
Schedule II-1

SCHEDULE III
(a)     Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package
Electronic Roadshow dated [ ò ] 2025.
(b)     Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package
The initial public offering price per share for the Shares is $[ ò ].
The number of Firm Shares purchased by the Underwriters is [ ò ].
The number of Optional Shares available to be purchased by the Underwriters is [ ò ].
(c)    Written Testing-the-Waters Communications
None.
Schedule III-1

SCHEDULE IV

Name of Shareholder	Address
AP Highlands Holdings, L.P.	9 West 57th Street, 42nd Floor New York, New York 10019
AP Highlands Co-Invest, L.P.	9 West 57th Street, 42nd Floor New York, New York 10019
Mark Cloutier	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
David Altmaier	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
Albert J. Beer	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
Christian Dunleavy	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
Theresa Froehlich	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
Alexander Humphreys	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
Michael Lagler	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
Richard Lightowler	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
Gernot Lohr	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
Tammy L. Richardson-Augustus	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
Michael Saffer	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
David Amaro	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
Schedule IV-1

Name of Shareholder	Address
Bruce Eisler	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
Rob Houghton	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
Aileen Mathieson	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
Mark Pickering	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
Brian Tobben	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
John Welch	c/o Aspen Insurance Holdings Limited 141 Front Street Hamilton, HM19, Bermuda
Schedule IV-2

ANNEX I
[FORM OF PRESS RELEASE]
Aspen Insurance Holdings Limited
[Date]
(“Aspen Insurance Holdings Limited”) announced today that [[ò], [ò] and [ò]], two of the lead book-running managers in the recent public sale of [ò] shares of the Company’s ordinary shares, are [waiving] [releasing] a lock-up restriction with respect to [ò] shares of the Company’s ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [ò], 2025, and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.
Annex I-1

ANNEX II
FORM OF LOCK-UP AGREEMENT

Annex II-1